Exhibit 99.1

UPAY Inc. Announces Appointment of Wynand Jordaan as Non-Executive Director

DALLAS, July 3, 2026(GLOBE NEWSWIRE) — UPAY Inc. (“UPAY” or the “Company”) (OTCQB: UPYY), a technology-focused company with interests in fintech, compliance, software platforms and digital infrastructure, is pleased to announce the appointment of Wynand Johannes Jordaan as a non-executive director of the Company, effective  July 1, 2026.

Mr. Jordaan is the founder and director of Acheron Systems (Pty) Ltd, a South African software development company, and brings more than two decades of experience in software development, systems architecture, cloud infrastructure and technology project leadership. His appointment strengthens UPAY’s board-level technology, software architecture, systems design and digital infrastructure expertise as the Company continues to expand its technology-driven businesses and international software development capabilities.

Mr. Jordaan holds a BCom Informatics (Hons) degree from the University of Pretoria. His professional experience includes software architecture, cloud-native applications, Microsoft Azure, SQL Server, distributed systems, API integrations, microservices, high-availability environments, disaster recovery planning and enterprise platform development. He has delivered software solutions across multiple sectors, including financial services, insurance, healthcare, logistics, GIS and enterprise resource planning systems.

Prior to founding Acheron Systems, Mr. Jordaan served as Chief Architect at Digiflo Solutions, where he was responsible for the design and deployment of highly available enterprise systems and the establishment of architectural standards for software delivery. He also served as Senior Developer at Fourier Systems, where he developed GIS platforms, real-time client-server applications and specialized business systems.

As founder and director of Acheron Systems, Mr. Jordaan has been involved in software architecture, technical strategy, cloud infrastructure, security implementation, development governance, project delivery and team mentoring. His experience also includes the adoption of modern software engineering practices, including AI-assisted development workflows.

UPAY believes Mr. Jordaan’s appointment provides several potential  strategic benefits, including:

•	strengthened board-level technology and software architecture expertise;

•	enhanced oversight of software development, systems scalability and cloud infrastructure;

•	additional experience in technology strategy, cybersecurity, disaster recovery and business continuity;

•	practical insight into software commercialization, platform development and technology investment;

•	support for UPAY’s software development and technology expansion initiatives; and

•	continued alignment with the Company’s broader Petra Software and Acheron Systems strategy.

Jaco Fölscher, Chief Executive Officer of UPAY Inc., commented:

“We are very pleased to welcome Wynand to the UPAY board. Wynand brings deep technical knowledge, strong software architecture experience and practical leadership across complex software environments. His background in cloud infrastructure, enterprise systems, fintech development and scalable technology platforms will be highly valuable as UPAY continues to build and expand its technology foundation. His appointment is a further step in strengthening the Company’s software and digital infrastructure capabilities.”

Wynand Jordaan commented:

“I am excited to join the UPAY board and to contribute to the Company’s technology strategy and software development initiatives. UPAY is building a strong technology platform, and I look forward to supporting the Company’s growth, systems architecture and international software commercialization opportunities.”

The Company expects Mr. Jordaan’s appointment to support UPAY’s long-term strategy of building and owning technology platforms that serve the financial services, compliance, software and digital infrastructure sectors.

About UPAY Inc.

UPAY Inc. is a publicly traded company quoted on the OTCQB under the ticker symbol UPYY. The Company is focused on building and expanding technology-driven businesses, with interests in fintech infrastructure, software platforms, compliance solutions and related digital services.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding future growth, technology development, software development capabilities, commercialization opportunities, platform development, strategic benefits, board contribution and the anticipated benefits of Mr. Jordaan’s appointment. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Forward-looking statements are not guarantees of future performance, and readers should not place undue reliance on them. UPAY undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Investor and Media Relations

UPAY INC.

Investor and Media Relations

info@upaytechnology.com